Exhibit 99.1

Visa Inc. Posts Strong Fiscal Second Quarter 2011 Earnings Results and Authorizes New $1 Billion Share Repurchase Program

•	GAAP quarterly net income of $881 million or $1.23 per diluted class A common share

•	The Company authorized a new $1 billion share repurchase program

SAN FRANCISCO, CA, May 5, 2011 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal second quarter 2011 ended March 31, 2011. GAAP net income for the quarter was $881 million, or $1.23 per diluted class A common share. The weighted-average number of diluted class A common shares outstanding was approximately 714 million.

GAAP net operating revenue in the fiscal second quarter of 2011 was $2.2 billion, an increase of 15% over the prior year and driven by strong double-digit growth in service revenues, data processing revenues and international transaction revenues. Currency fluctuations contributed a positive 2% towards quarterly net operating revenues.

“Visa delivered a solid financial performance in our fiscal second quarter with double-digit growth in payments volume, cross border volume and Visa-processed transactions from across the globe,” said Joseph Saunders, Chairman and Chief Executive Officer of Visa Inc. “With a strong first half of our fiscal 2011 year behind us, we remain focused on driving continued transaction growth, maintaining strong financial performance and expense control discipline, and delivering value to our shareholders through share repurchase programs and dividend payments.”

“In addition to working with our financial institutions and merchant clients to expand card issuance and acceptance for our core products, we are investing in new platforms, channels and technologies that will deliver value to our clients and consumers for years to come,” continued Saunders. “The global adoption of mobile and internet technology presents an enormous opportunity for Visa to leverage our network and proven track record of delivering electronic payments worldwide.”

Fiscal Second Quarter 2011 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended December 31, 2010, on which fiscal second quarter service revenue is recognized, was a positive 15% over the prior year at $897 billion.

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2011, was a positive 13% over the prior year at $861 billion.

Cross border volume growth, on a constant dollar basis, was a positive 13% for the three months ended March 31, 2011.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended March 31, 2011, were 12 billion, a positive 13% increase over the prior year.

For the fiscal second quarter 2011, service revenues were $1.1 billion, an increase of 24% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $823 million. International transaction revenues, which are driven by cross border payments volume, grew 14% over the prior year to $624 million. Other revenues, which include the Visa Europe licensing fee, were $156 million, a 10% decrease over the prior year. Client incentives, which are a contra revenue item, were $451 million and represents 17% of gross revenues.

Total operating expenses on a GAAP basis were $862 million for the quarter, a 3% increase over the prior year.

Cash, cash equivalents, restricted cash, and available-for-sale investment securities were $6.6 billion at March 31, 2011.

Visa’s GAAP effective tax rate was 36% for quarter ended March 31, 2011.

Notable Events:

During the three months ended March 31, 2011, the Company effectively repurchased approximately 8.7 million class A shares on an as-converted basis, at an average price of $72.58 per share, for a total cost of $630 million. Of the $630 million, $400 million of class B shares were effectively repurchased through the March funding of the litigation escrow account previously established under the Company’s retrospective responsibility plan, representing 5.4 million class A shares on an as-converted basis at an average price of $73.81 per share. The remaining $230 million in repurchases of class A common stock were executed in the open market, representing 3.3 million shares at an average price of $70.53 per share. At March 31, 2011, the October 27, 2010 share repurchase program had remaining authorized funds of $64 million.

As announced on April 25, 2011, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.15 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on June 7, 2011, to all holders of record of the Company’s class A, class B and class C common stock as of May 20, 2011.

Today, the Company announces that its Board of Directors has authorized a new $1 billion class A share repurchase program. The authorization will be in place through April 20, 2012, and is subject to further change at the discretion of the Board.

Financial Outlook:

Visa Inc. affirms its financial outlook for the following metrics through 2011:

•	Annual net revenue growth: 11% to 15% range;

•	Client incentives as a percent of gross revenues: 16% to 16.5% range*;

•	Marketing expenses: Less than $900 million;

•	Annual operating margin: About 60%;

•	GAAP tax rate: 36.5% to 37% range;

•	Annual diluted class A common stock earnings per share growth of greater than 20%;

•	Capital expenditures: Between $250-$275 million; and

•	Annual free cash flow in excess of $3 billion.

*	This range may change based on future developments regarding pending federal debit regulations.

Fiscal Second Quarter 2011 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss the financial results and business highlights All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions and governments in more than 200 countries and territories to fast, secure and reliable digital currency. Underpinning digital currency is one of the world’s most advanced processing networks—VisaNet—that is capable of handling more than 20,000 transaction messages a second, with fraud protection for consumers and guaranteed payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit www.corporate.visa.com.

Forward Looking Statements:

This press release contains forward–looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “expect,” “will,” “continue” and similar references to the future. Examples of such forward–looking statements include, but are not limited to, statements we make about gross and net revenue, incentive payments, expenses, operating margin, tax rate, earnings per share, capital expenditures, free cash flow and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of timing and new laws, regulations and marketplace barriers, particularly the Wall Street Reform and Consumer Protection Act, including those affecting:

•	issuers’ and retailers’ choice among debit payment networks;

•	debit interchange rates;

•	the spread of regulation of debit payments to credit and other product categories;

•	the spread of U.S. regulations to other countries;

•	consumer privacy and data use and security; and

•	designation as a systemically important payment system;

•	developments in current or future disputes and our ability to absorb their impact, including: interchange; currency conversion; and tax;

•	macroeconomic factors such as:

•	global economic, political, health environmental and other conditions;

•	cross border activity and currency exchange rates; and

•	material changes in our clients’ performance compared to our estimates;

•	industry and systemic developments, such as:

•	competitive pressure on client pricing and in the payments industry generally;

•	bank and merchant consolidation and their increased focus on payment card costs;

•	disintermediation from the payments value stream through government actions or bilateral agreements;

•	adverse changes in our relationships and reputation;

•	our clients’ failure to fund settlement obligations we have guaranteed;

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	rapid technological developments;

•	account data breaches and increased fraudulent and other illegal activity involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate successfully CyberSource, PlaySpan or other acquisitions;

•	changes in accounting principles or treatment; and

the other factors discussed in our most recent Annual Report on Form 10–K and our most recent Quarterly Reports on Form 10–Q for the first and second quarters of our 2011 fiscal year on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward–looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 415-932-2213, ir@visa.com

Media Relations: Will Valentine, 415-932-2564, globalmedia@visa.com

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2011	2010	2011	2010
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,093	$885	$2,101	$1,712
Data processing revenues	823	728	1,667	1,493
International transaction revenues	624	545	1,254	1,097
Other revenues	156	173	317	363
Client incentives	(451)	(372)	(856)	(746)

Total operating revenues	2,245	1,959	4,483	3,919

Operating Expenses
Personnel	351	310	708	584
Network and processing	80	98	160	203
Marketing	183	238	380	454
Professional fees	77	50	138	101
Depreciation and amortization	70	62	137	124
General and administrative	95	77	205	155
Litigation provision	6	2	6	(41)

Total operating expenses	862	837	1,734	1,580

Operating income	1,383	1,122	2,749	2,339

Other Income (Expense)
Interest expense	(12)	(28)	(8)	(44)
Investment income, net	9	23	19	28
Other	(3)	(4)	(1)	(2)

Total other (expense) income	(6)	(9)	10	(18)

Income before income taxes	1,377	1,113	2,759	2,321
Income tax provision	497	401	995	846

Net income including non-controlling interest	880	712	1,764	1,475
Loss attributable to non-controlling interest	1	1	1	1

Net income attributable to Visa Inc.	$881	$713	$1,765	$1,476

Basic earnings per share
Class A common stock	$1.24	$0.97	$2.47	$1.99

Class B common stock	$0.63	$0.56	$1.26	$1.16

Class C common stock	$1.24	$0.97	$2.47	$1.99

Basic weighted-average shares outstanding
Class A common stock	505	472	499	470

Class B common stock	245	245	245	245

Class C common stock	80	122	87	125

Diluted earnings per share
Class A common stock	$1.23	$0.96	$2.46	$1.99

Class B common stock	$0.63	$0.56	$1.26	$1.16

Class C common stock	$1.23	$0.96	$2.46	$1.99

Diluted weighted-average shares outstanding
Class A common stock	714	742	717	743

Class B common stock	245	245	245	245

Class C common stock	80	122	87	125

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2011	September 30, 2010
	(in millions, except par value data)
Assets
Cash and cash equivalents	$3,512	$3,867
Restricted cash - litigation escrow	2,997	1,866
Investment securities
Trading	66	60
Available-for-sale	131	124
Settlement receivable	397	402
Accounts receivable	538	476
Customer collateral	870	899
Current portion of client incentives	152	175
Current portion of deferred tax assets	497	623
Prepaid expenses and other current assets	446	242

Total current assets	9,606	8,734
Restricted cash - litigation escrow	—	70
Investment securities, available-for-sale	7	24
Client incentives	115	101
Property, equipment and technology, net	1,453	1,357
Other assets	189	197
Intangible assets, net	11,464	11,478
Goodwill	11,588	11,447

Total assets	$34,422	$33,408

Liabilities
Accounts payable	$86	$137
Settlement payable	325	406
Customer collateral	870	899
Accrued compensation and benefits	281	370
Client incentives	531	418
Accrued liabilities	780	625
Current portion of long-term debt	12	12
Current portion of accrued litigation	580	631

Total current liabilities	3,465	3,498
Long-term debt	25	32
Accrued litigation	—	66
Deferred tax liabilities	4,205	4,181
Other liabilities	573	617

Total liabilities	8,268	8,394

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	$—	$—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 521 and 493 shares issued and outstanding at March 31, 2011, and September 30, 2010, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2011, and September 30, 2010	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 64 and 97 shares issued and outstanding at March 31, 2011, and September 30, 2010, respectively	—	—
Additional paid-in capital	20,583	20,794
Accumulated income	5,707	4,368
Accumulated other comprehensive loss, net
Investment securities, available-for-sale	1	3
Defined benefit pension and other postretirement plans	(114)	(115)
Derivative instruments classified as cash flow hedges	(38)	(40)
Foreign currency translation gain	12	1

Total accumulated other comprehensive loss, net	(139)	(151)

Total Visa Inc. stockholders’ equity	26,151	25,011
Non-controlling interest	3	3

Total equity	26,154	25,014

Total liabilities and equity	$34,422	$33,408

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31,
	2011	2010
	(in millions)
Operating Activities
Net income including non-controlling interest	$1,764	$1,475
Adjustments to reconcile net income including non-controlling interest to net cash provided by (used in) operating activities:
Amortization of client incentives	856	746
Share-based compensation	90	61
Excess tax benefit for share-based compensation	(8)	(8)
Depreciation and amortization of property, equipment and technology and intangible assets	137	124
Litigation provision and accretion	13	(25)
Net recognized gain on investment securities, including other-than-temporary impairment	(4)	(14)
Net recognized (gain) loss on other investments, including other-than-temporary impairment	(1)	1
Deferred income taxes	129	185
Other	(19)	(11)
Change in operating assets and liabilities:
Trading securities	(6)	(4)
Settlement receivable	11	(61)
Accounts receivable	(62)	(58)
Client incentives	(734)	(712)
Other assets	(188)	(141)
Accounts payable	(51)	(78)
Settlement payable	(88)	(16)
Accrued compensation and benefits	(90)	(120)
Accrued and other liabilities	(10)	62
Accrued litigation	(130)	(826)

Net cash provided by operating activities	1,609	580

Investing Activities
Acquisition, net of cash received of $18	(162)	—
Purchases of property, equipment and technology	(147)	(79)
Proceeds from disposal of property, equipment and technology	—	1
Distributions from money market investment	—	85
Investment securities, available-for-sale:
Purchases	—	(1)
Proceeds from sales and maturities	10	45
Purchases of / contributions to other investments	—	(1)
Proceeds / distributions from other investments	103	2

Net cash (used in) provided by investing activities	(196)	52

Financing Activities
Repurchase of class A common stock	(536)	(664)
Dividends paid	(215)	(185)
Deposit into litigation escrow account - retrospective responsibility plan	(1,200)	—
Payment from litigation escrow account - retrospective responsibility plan	140	140
Cash proceeds from exercise of stock options	39	21
Excess tax benefit for share-based compensation	8	8
Principal payments on debt	(7)	(6)
Principal payments on capital lease obligations	(8)	(9)

Net cash used in financing activities	(1,779)	(695)

Effect of exchange rate changes on cash and cash equivalents	11	6

Decrease in cash and cash equivalents	(355)	(57)
Cash and cash equivalents at beginning of year	3,867	4,617

Cash and cash equivalents at end of period	$3,512	$4,560

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$1,015	$759
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment and technology	$20	$10
Interest payments on debt	$2	$2

VISA INC.

FISCAL 2010 AND 2011 QUARTERLY RESTULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2010 Quarter Ended				Fiscal 2011 Quarter Ended
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
	(in millions)
Operating Revenues
Service revenues	$827	$885	$873	$912	$1,008	$1,093
Data processing revenues (1)	765	728	792	840	844	823
International transaction revenues	552	545	574	619	630	624
Other revenues (2)	190	173	183	167	161	156
Client incentives	(374)	(372)	(393)	(421)	(405)	(451)

Total operating revenues	1,960	1,959	2,029	2,117	2,238	2,245

Operating Expenses
Personnel	274	310	285	353	357	351
Network and processing (1)	105	98	103	119	80	80
Marketing (2)	216	238	277	233	197	183
Professional fees	51	50	77	108	61	77
Depreciation and amortization	62	62	63	78	67	70
General and administrative	78	77	87	117	110	95
Litigation provision	(43)	2	—	(4)	—	6

Total operating expenses	743	837	892	1,004	872	862

Operating income (1) (2)	1,217	1,122	1,137	1,113	1,366	1,383

Other Income (Expense)
Interest (expense) income	(16)	(28)	(13)	(15)	4	(12)
Investment income, net	5	23	1	20	10	9
Other	2	(4)	(3)	77	2	(3)

Total other (expense) income	(9)	(9)	(15)	82	16	(6)

Income before income taxes	1,208	1,113	1,122	1,195	1,382	1,377
Income tax provision	445	401	406	422	498	497

Net income including non-controlling interest	763	712	716	773	884	880
Loss attributable to non-controlling interest	—	1	—	1	—	1

Net income attributable to Visa Inc. (1) (2)	$763	$713	$716	$774	$884	$881

(1)

As previously announced, beginning in the first quarter of fiscal 2011, the Company changed its presentation for non-Visa transactions pass-through revenues and expenses from a gross reporting to a net reporting basis. Previously, pass-through revenues were recorded in data processing and related expenses were recorded in network and processing. This change in presentation does not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $36 million in Q1, $31 million in Q2, $35 million in Q3 and $38 million in Q4. These amounts will not recur in fiscal 2011 as a result of this change in presentation.

(2)

As previously announced, as a result of certain contractual changes relating to our Visa Extras rewards platform, certain fiscal 2010 revenues recorded in other revenues, and expenses recorded in marketing, will not recur in fiscal 2011. These changes do not impact operating income or net income attributable to Visa Inc. as revenue and expense amounts completely offset. On a quarterly basis, related fiscal 2010 revenues and expenses were $31 million in Q1, $24 million in Q2, $27 million in Q3 and $7 million in Q4.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended March 31, 2011, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2011 and 2010, for cards carrying the Visa, Visa Electron and Interlink brands. Included is a table with information on the number of billable transactions processed on CyberSource’s network. Visa Inc. completed its acquisition of CyberSource Corporation on July 21, 2010.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$351	18.5%	12.2%	$230	18.1%	11.5%	2,604	$121	19.1%	13.6%	580
Canada	53	12.9%	7.9%	48	11.9%	7.0%	421	5	23.3%	17.9%	9
CEMEA	177	26.1%	24.5%	30	33.8%	31.2%	476	147	24.6%	23.3%	899
LAC	222	26.8%	20.5%	77	32.7%	26.1%	1,741	145	23.8%	17.7%	858
US	575	11.1%	11.1%	477	11.6%	11.6%	9,571	99	9.2%	9.2%	838

Visa Inc.	1,378	17.2%	14.3%	861	15.6%	13.0%	14,813	516	19.8%	16.5%	3,184
Visa Credit Programs
US	$209	7.7%	7.7%	$199	9.1%	9.1%	2,284	$10	-15.5%	-15.5%	15
Rest of World	363	19.1%	13.1%	317	19.0%	12.8%	3,797	46	19.8%	15.4%	159

Visa Inc.	572	14.7%	11.0%	516	15.0%	11.3%	6,081	56	11.7%	8.5%	174
Visa Debit Programs
US	$367	13.2%	13.2%	$277	13.4%	13.4%	7,287	$89	12.8%	12.8%	823
Rest of World	439	24.3%	19.8%	68	31.7%	26.1%	1,445	371	23.0%	18.7%	2,187

Visa Inc.	806	19.0%	16.7%	345	16.6%	15.7%	8,731	461	20.9%	17.5%	3,010

	For the 3 Months Ended December 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$361	13.6%	7.9%	$240	21.9%	15.3%	2,767	$121	0.2%	-4.1%	591	473	571
Canada	58	12.1%	7.6%	53	11.3%	6.8%	466	5	22.8%	17.9%	9	25	33
CEMEA	184	25.6%	26.6%	30	32.8%	31.5%	478	154	24.3%	25.7%	955	219	222
LAC	233	21.4%	19.0%	81	26.0%	25.8%	1,822	151	19.1%	15.6%	914	358	387
US	591	11.5%	11.5%	493	12.5%	12.5%	9,993	98	7.1%	7.1%	850	529	685

Visa Inc.	1,427	15.3%	13.3%	897	16.5%	14.5%	15,526	530	13.2%	11.3%	3,319	1,604	1,897
Visa Credit Programs
US	$226	5.4%	5.4%	$216	7.6%	7.6%	2,534	$10	-26.7%	-26.7%	16	205	267
Rest of World	381	20.1%	15.2%	334	19.8%	14.7%	4,008	48	22.6%	18.7%	167	442	503

Visa Inc.	608	14.2%	11.3%	550	14.7%	11.8%	6,542	58	9.6%	6.9%	183	647	770
Visa Debit Programs
US	$365	15.7%	15.7%	$277	16.5%	16.5%	7,459	$88	13.1%	13.1%	834	324	418
Rest of World	454	16.5%	14.1%	71	33.3%	30.0%	1,525	384	13.8%	11.6%	2,302	633	709

Visa Inc.	819	16.1%	14.8%	348	19.6%	19.0%	8,984	472	13.7%	11.9%	3,136	957	1,127

Operational Performance Data

	For the 3 Months Ended September 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$326	16.2%	11.9%	$212	16.2%	12.2%	2,681	$114	16.2%	11.4%	595	467	556
Canada	53	10.4%	7.4%	49	10.2%	7.2%	448	5	12.0%	8.9%	9	24	32
CEMEA	164	22.1%	23.3%	27	26.4%	27.5%	418	137	21.3%	22.4%	860	208	212
LAC	204	22.4%	20.2%	69	24.0%	23.8%	1,634	135	21.6%	18.4%	873	356	385
US	574	12.3%	12.3%	474	13.5%	13.5%	9,757	100	7.1%	7.1%	870	501	667

Visa Inc.	1,320	15.8%	14.4%	830	15.1%	13.9%	14,938	491	16.9%	15.2%	3,207	1,557	1,851
Visa Credit Programs
US	$217	3.3%	3.3%	$207	6.4%	6.4%	2,431	$10	-35.9%	-35.9%	17	208	269
Rest of World	338	14.6%	11.6%	295	14.5%	11.5%	3,835	43	15.3%	12.5%	157	439	501

Visa Inc.	555	9.9%	8.2%	503	11.0%	9.3%	6,266	53	0.2%	-1.6%	174	647	770
Visa Debit Programs
US	$356	18.6%	18.6%	$266	19.6%	19.6%	7,326	$90	15.7%	15.7%	853	293	398
Rest of World	409	22.2%	20.1%	61	34.2%	32.4%	1,346	348	20.3%	18.1%	2,180	616	683

Visa Inc.	765	20.5%	19.4%	327	22.1%	21.8%	8,672	438	19.3%	17.6%	3,033	910	1,081

	For the 3 Months Ended June 30, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$309	19.3%	12.5%	$198	19.9%	12.7%	2,580	$111	18.1%	12.3%	581	458	545
Canada	53	17.5%	7.5%	48	18.1%	8.1%	433	5	11.5%	2.1%	9	24	31
CEMEA	154	27.0%	25.6%	24	30.9%	28.6%	394	130	26.3%	25.1%	852	203	204
LAC	185	23.2%	16.4%	62	25.8%	21.1%	1,519	123	21.9%	14.2%	849	353	382
US	567	12.1%	12.1%	469	13.8%	13.8%	9,513	97	4.8%	4.8%	855	497	674

Visa Inc.	1,269	17.3%	14.1%	802	16.8%	14.1%	14,438	466	18.0%	14.2%	3,145	1,535	1,836
Visa Credit Programs
US	$214	2.3%	2.3%	$204	5.9%	5.9%	2,347	$10	-39.4%	-39.4%	17	210	274
Rest of World	320	18.7%	11.8%	278	18.6%	11.6%	3,679	42	19.3%	12.8%	155	436	499

Visa Inc.	534	11.5%	7.8%	481	12.9%	9.2%	6,026	53	0.2%	-3.6%	171	646	772
Visa Debit Programs
US	$352	19.1%	19.1%	$265	20.6%	20.6%	7,166	$87	14.8%	14.8%	838	287	400
Rest of World	382	24.5%	19.4%	55	38.0%	31.5%	1,246	327	22.4%	17.6%	2,136	601	664

Visa Inc.	735	21.8%	19.3%	321	23.3%	22.4%	8,412	414	20.7%	17.0%	2,974	888	1,063

Operational Performance Data

	For the 3 Months Ended March 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$296	29.5%	12.7%	$195	32.3%	13.7%	2,459	$102	24.5%	10.9%	553	452	537
Canada	47	30.4%	5.5%	43	34.2%	8.6%	387	4	-0.1%	-19.1%	9	24	31
CEMEA	140	31.0%	19.2%	23	36.8%	22.5%	357	118	30.0%	18.6%	771	196	199
LAC	175	36.2%	15.9%	58	38.6%	20.5%	1,437	117	35.1%	13.7%	819	343	372
US	518	10.7%	10.7%	427	12.7%	12.7%	8,569	91	2.2%	2.2%	755	494	667

Visa Inc.	1,176	21.5%	12.7%	745	20.9%	13.6%	13,209	431	22.6%	11.3%	2,906	1,509	1,806
Visa Credit Programs
US	$194	-0.8%	-0.8%	$182	3.4%	3.4%	2,119	$12	-39.6%	-39.6%	16	217	280
Rest of World	305	29.4%	11.0%	266	30.9%	12.3%	3,459	39	19.9%	2.5%	138	431	493

Visa Inc.	499	15.7%	6.2%	449	18.1%	8.6%	5,577	50	-2.2%	-11.3%	154	648	773
Visa Debit Programs
US	$324	19.0%	19.0%	$245	20.9%	20.9%	6,450	$79	13.6%	13.6%	738	277	387
Rest of World	353	33.7%	17.4%	51	53.0%	29.6%	1,181	302	30.9%	15.5%	2,013	584	646

Visa Inc.	677	26.2%	18.2%	296	25.5%	22.4%	7,631	381	26.8%	15.1%	2,751	861	1,033

	For the 12 Months Ended March 31, 2011
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,348	16.8%	11.0%	$880	19.1%	12.9%	10,632	$468	12.7%	7.6%	2,347
Canada	217	13.1%	7.6%	197	12.8%	7.3%	1,769	19	17.3%	11.4%	37
CEMEA	679	25.2%	25.0%	112	31.1%	29.8%	1,766	567	24.1%	24.1%	3,566
LAC	843	23.4%	19.1%	289	27.2%	24.3%	6,715	554	21.5%	16.5%	3,493
US	2,307	11.8%	11.8%	1,912	12.8%	12.8%	38,832	395	7.0%	7.0%	3,413

Visa Inc.	5,394	16.3%	14.0%	3,391	16.0%	13.9%	59,715	2,003	16.9%	14.2%	12,855
Visa Credit Programs
US	$866	4.6%	4.6%	$826	7.3%	7.3%	9,596	$40	-30.7%	-30.7%	65
Rest of World	1,403	18.2%	13.0%	1,224	18.0%	12.7%	15,320	179	19.3%	14.9%	638

Visa Inc.	2,269	12.6%	9.6%	2,050	13.4%	10.4%	24,915	219	5.3%	2.5%	703
Visa Debit Programs
US	$1,440	16.6%	16.6%	$1,086	17.4%	17.4%	29,237	$354	14.1%	14.1%	3,348
Rest of World	1,684	21.6%	18.2%	254	34.1%	29.8%	5,563	1,430	19.6%	16.3%	8,805

Visa Inc.	3,124	19.2%	17.4%	1,341	20.3%	19.6%	34,799	1,784	18.5%	15.9%	12,153

Operational Performance Data

	For the 12 Months Ended March 31, 2010
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,155	18.8%	13.0%	$739	16.7%	10.2%	9,791	$416	22.7%	18.6%	2,196	452	537
Canada	191	6.8%	0.1%	175	9.5%	2.7%	1,625	16	-16.1%	-21.1%	35	24	31
CEMEA	542	5.0%	10.3%	85	13.1%	12.4%	1,328	457	3.6%	9.9%	3,035	196	199
LAC	683	16.7%	14.0%	227	20.5%	17.4%	5,621	456	14.9%	12.4%	3,305	343	372
US	2,064	2.0%	2.0%	1,695	3.9%	3.9%	34,010	369	-5.9%	-5.9%	3,052	494	667

Visa Inc.	4,636	8.4%	7.2%	2,922	8.7%	6.6%	52,376	1,714	7.9%	8.3%	11,623	1,509	1,806
Visa Credit Programs
US	$828	-9.7%	-9.7%	$770	-4.3%	-4.3%	9,074	$58	-48.4%	-48.4%	78	217	280
Rest of World	1,187	12.0%	6.9%	1,037	14.1%	8.4%	13,827	150	-0.8%	-2.4%	556	431	493

Visa Inc.	2,015	1.9%	-0.4%	1,807	5.5%	2.7%	22,901	208	-21.1%	-21.4%	633	648	773
Visa Debit Programs
US	$1,236	11.7%	11.7%	$925	11.8%	11.8%	24,936	$311	11.3%	11.3%	2,974	277	387
Rest of World	1,385	16.0%	16.2%	190	27.6%	23.3%	4,539	1,195	14.3%	15.1%	8,015	584	646

Visa Inc.	2,620	13.9%	14.0%	1,115	14.2%	13.7%	29,475	1,505	13.7%	14.3%	10,989	861	1,033

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is reported quarterly by Visa’s members on their operating certificates and is subject to verification by Visa. On occasion, members may update previously submitted information.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Effective with the 3 months ended September, 2009, Pakistan and Afghanistan were moved from the AP to CEMEA region. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Mar 31, 2011	16%	13%
Dec 31, 2010	16%	15%
Sep 30, 2010	16%	16%
Jun 30, 2010	20%	17%
Mar 31, 2010	19%	12%
12 Months Ended
Mar 31, 2011	17%	15%
Mar 31, 2010	(1%)	0%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table. CyberSource transactions are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Mar 31, 2011	12,040	13%
Dec 31, 2010	12,580	15%
Sep 30, 2010	12,119	16%
Jun 30, 2010	11,721	14%
Mar 31, 2010	10,648	14%
12 Months Ended
Mar 31, 2011	48,460	15%
Mar 31, 2010	42,300	11%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on CyberSource’s network that generate revenue for CyberSource.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Mar 31, 2011	1,018	38%
Dec 31, 2010	987	40%
Sep 30, 2010	829	36%
Jun 30, 2010	758	31%
Mar 31, 2010	738	34%
12 Months Ended
Mar 31, 2011	3,592	36%
Mar 31, 2010	2,634	30%